Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the Common Stock of RegeneRx Biopharmaceuticals, Inc. dated as of July 6, 2023, is, and any amendments thereto signed by such of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

ESSETIFIN S.P.A.		SILVIA CAVAZZA

By:	/s/ Marino Zigrossi	By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi	Name:	Marino Zigrossi
Title:	Chief Executive Officer	Title:	Attorney-in-fact
Date:	July 6, 2023	Date:	July 6, 2023

PAOLO CAVAZZA		MARTINA CAVAZZA PRETA

By:	/s/ Fabio Poma	By:	/s/ Marino Zigrossi
Name:	Fabio Poma	Name:	Marino Zigrossi
Title:	Attorney-in-fact	Title:	Attorney-in-fact
Date:	July 6, 2023	Date:	July 6, 2023

ENRICO CAVAZZA		APTAFIN S.P.A.

By:	/s/ Marino Zigrossi	By:	/s/ Emanuela Belletti
Name:	Marino Zigrossi	Name:	Emanuela Belletti
Title:	Attorney-in-fact	Title:	Chief Executive Officer
Date:	July 6, 2023	Date:	July 6, 2023

FRANCESCA CAVAZZA		APTAFIN FINANCE SA

By:	/s/ Marino Zigrossi	By:	/s/ Tiffany Halsdorf
Name:	Marino Zigrossi	Name:	Tiffany Halsdorf
Title:	Attorney-in-fact	Title:	Director
Date:	July 6, 2023	Date:	July 6, 2023

		By:	/s/ Giorgio Bianchi
		Name:	Giorgio Bianchi
		Title:	Director
		Date:	July 6, 2023